UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2005

_____________________________________________

AMERICAN WATER STAR, INC.

(Exact name of registrant as specified in its charter)

_____________________________________________

Nevada	001-32220	87-0636498
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4560 South Decatur Boulevard
Suite 301
Las Vegas, Nevada	89103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including are code: (702) 740-7036

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing

On May 26, 2005, American Water Star ("AMW") received a letter from the American Stock Exchange ("AMEX") notifying AMW that its submitted plan for non-compliance with the continued listing standards set forth in Sections 134 and 1101 of the AMEX Company Guide, for failure to file its annual report on Form 10-KSB for the fiscal year ended December 31, 2004 had been accepted.

AMEX further advised AMW that it continued to not be in compliance with the continued listing standards set forth in Sections 134 and 1101 for its failure to file the 2005 first quarter 10-QSB. AMW was advised it must file its 10-QSB or submit a plan by June 8, 2005 advising AMEX of action it has taken, or will take, to bring AMW into compliance. On June 8, 2005, AMW submitted a plan to AMEX for their review and on June 17, 2005 received a letter from AMEX approving the plan as submitted. If AMW is not in compliance with the continued listing standards by July 11, 2005 or does not make progress consistent with their plan, then AMEX staff will initiate delisting proceedings.

A copy of AMEX's May 26, 2005 and June 17, 2005 Letters are attached hereto as exhibits 99.1 and 99.2, respectively.

Item 8.01 Other Events

On June 2, 2005, AMW issued a press release announcing the acceptance of its AMEX plan, but that AMW continued to be deficient in its reporting obligations. A copy of the press release is attached hereto as exhibit 99.3.

On June 8, 2005, AMW issued a press release announcing the filing of its 2004 Form 10-KSB, which contained a going concern qualification. A copy of the press release is attached hereto as exhibit 99.4.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title of Description
99.1	Letter from James P. Mollen, Director of Listing Qualifications, American Stock Exchange to Daniel Beckett, American Water Star, Inc., dated May 26, 2005.
99.2	Letter from James P. Mollen, Director of Listing Qualifications, American Stock Exchange to Daniel Beckett, American Water Star, Inc., dated June 17, 2005.
99.3	Press Release of the Company, dated June 2, 2005 announcing the acceptance of its AMEX plan.
99.4	Press Release of the Company, dated June 8, 2005 announcing the filing of the 10-KSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER STAR, INC.

By:  /s/Roger Mohlman

      Roger Mohlman, President / CEO

Date: June 23, 2005